LINE OF CREDIT 4% INTEREST PROMISSORY NOTE

Due: March 21, 2017

On or before March 21, 2017 (the “Maturity Date”), for value received, BorrowMoney.com, Inc., a New York company (the “Borrower”) promises to pay to Aldo Piscitello, whose address is 9935 Shore Road, Unit 6C, Brooklyn , NY. 11209, (the “Lender”), or order, in lawful money of the United States of America, the sum of Five Hundred thousand and No/100 Dollars ($500,000.00) or so much thereof as may be advanced and outstanding, plus interest on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of three hundred sixty (360) days at the interest rate of Four (4%) percent Per Annum (the “Note”).

If any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to the Lender) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Lender with any guideline, request or directive of such an authority (whether or not having the force of law), shall make it unlawful or impossible for the Lender to maintain or fund the advances evidenced by this Note, then, upon notice to the Borrower by the Lender, the outstanding principal amount, together with accrued interest and any other amounts payable to the Lender under this Note or the Related Documents shall be repaid immediately upon the Lender’s demand if such change or compliance with such requests, in the Lender’s judgment, requires immediate repayment.

In no event shall the interest rate exceed the maximum rate allowed by law. Any interest payment that would for any reason be unlawful under applicable law shall be applied to principal.

The Borrower hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for in this Note together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with this Note or the Related Documents.

Payments of Principal and Interest. Interest will be computed on the unpaid principal balance from the date of each borrowing.

On the Maturity Date, all outstanding principal and accrued interest hereunder shall be due and payable. The Borrower may prepay this Note in whole or in part at any time prior to the Maturity Date on at least two (2) Business Day’s notice to Lender.

The Borrower shall make all payments on this Note without setoff, deduction, or counterclaim, to the Lender at the Lender’s address above or at such other place as the Lender may designate in writing. If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, the payment will be made on the next succeeding Business Day. Payments (including prepayments) shall be allocated among principal, interest and fees at the discretion of the Lender unless otherwise agreed or required by applicable law. Acceptance by the Lender of any payment that is less than the payment due at that time shall not constitute a waiver of the Lender’s right to receive payment in full at that time or any other time.

Late Fee. Any principal or interest which is not paid within ten (10) days after its due date (whether as stated, by acceleration or otherwise) shall be subject to a late payment charge of five percent (2.00%) of the total payment due. The Borrower agrees to pay and stipulates that five percent (2.00%) of the total payment due is a reasonable amount for a late payment charge. The Borrower shall pay the late payment charge upon demand by the Lender or, if billed, within the time specified.

Purpose of Loan. The Borrower acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that no advance shall be used for any personal, family or household purpose. The proceeds of the loan shall be used only for operating costs and working capital for BorrowMoney.com, Inc.

Per Annum. In this Note the term “Per Annum” means for a year deemed to be comprised of three hundred sixty (360) days.

Miscellaneous. This Note binds the Borrower and its successors, and benefits the Lender, its successors and assigns. Any reference to the Lender includes any holder of this Note. If any one or more of the obligations of the Borrower under this Note or any provision hereof is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower and the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such obligations or provisions in any other jurisdiction. Time is of the essence under this Note and in the performance of every term, covenant and obligation contained herein and Borrower agrees to pay all costs including reasonable attorney’s fees, whether suit be brought or not, if, after maturity of this note or default hereunder counsel shall be employed to collect this note or protect the interests of the Lender.

[Signature Page to Follow]

Borrower:

BorrowMoney.com, Inc. a New York Corporation

By:
Dated this 21st day of March, 2013	Aldo Piscitello, President